Dentons US LLP

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dentons.com

February 13, 2024

Immunic, Inc.

1200 Avenue of the Americas, Suite 200

New York, NY 10036

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Immunic, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for registration of the resale of 55,944,067 shares of the Company’s common stock, par value $0.0001 per share, comprised of (i) 44,751,286 shares of the Company’s common stock, which are currently issued and outstanding (the “Outstanding Shares”), and (ii) 11,192,781 shares of the Company’s common stock issuable upon the exercise of certain pre-funded warrants (the “Warrant Shares and, together with the Outstanding Shares, the “Shares”), such Shares to be offered and sold from time-to-time by the Selling Stockholders named in the Registration Statement. This opinion is being delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Act, at the request of the Company.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following: (i) the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company’s Third Amended and Restated By-Laws, (iii) the Registration Statement, (iv) corporate proceedings of the Company relating to the Shares, and (v) such other instruments and documents as we have deemed necessary under the circumstances.

We have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of documents examined by us.

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion having due regard for such legal considerations as we deemed relevant, that (1) the Outstanding Shares have been validly issued, fully paid and are nonassessable and (2) the Warrant Shares, when issued upon exercise in accordance with the terms of the pre-funded warrants, will be validly issued, fully paid and are nonassessable.

Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

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Immuic, Inc. February 13, 2024 Page 2	dentons.com

Our opinions are subject to limitations imposed by general principles of equity or public policy upon the enforceability of any of the remedies or covenants, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than Delaware general corporation law and the federal laws of the United States of America.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dentons US LLP